EXHIBIT 10(d)18

BASE SALARIES OF NAMED EXECUTIVE OFFICERS

GULF POWER COMPANY

Effective as of March 1, 2007, the following are the annual base salaries of the Chief Executive Officer, Chief Financial Officer and certain other executive officers of Gulf Power Company.

Susan N. Story President and Chief Executive Officer	$370,172
Ronnie R. Labrato Vice President and Chief Financial Officer	$233,614
Francis M. Fisher, Jr. Vice President	$243,568
P. Bernard Jacob Vice President	$210,799
Penny M. Manuel Vice President	$189,218